Exhibit 15(xix) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   Exhibit to
                              Rule 12b-1 Agreement


                                       Maximum Contractual Fees:
Star Capital Appreciation Fund
      A Shares                                  0.25% of ADNA
Star Growth Equity Fund
      B Shares                                  0.25% of ADNA
Star Relative Value Fund
      A Shares                                  0.25% of ADNA
      B Shares                                  0.25% of ADNA
Star Strategic Income Fund
      B Shares                                  0.25% of ADNA
Star Tax-Free Money Market Fund
      C Shares 0.25% of ADNA Star Treasury Fund
      C Shares                                  0.25% of ADNA
Star U.S. Government Income Fund
      A Shares                                  0.25% of ADNA
      B Shares                                  0.25% of ADNA
The Stellar Fund
      A Shares                                  0.25% of ADNA
The Stellar Insured Tax-Free Bond Fund
      A Shares                                  0.25% of ADNA
Star International Equity Fund
      A Shares                                  0.25% of ADNA
Star Market Capitalization Fund
      C Shares                                  0.25% of ADNA
Star Ohio Tax-Free Money Market Fund
      C Shares                                  0.25% of ADNA

Dated:  February 14, 1998